                                                                   EXHIBIT 10.58


                          SECURITIES PURCHASE AGREEMENT

                                 by and between

                              DR. GUENTHER E. PFAFF
                                     Buyer,

                                       and

                         NETWORK COMPUTING DEVICES, INC.
                              As Issuer and Seller



                             Dated December 28, 2000

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is entered into as of December 28, 2000, by and between Network Computing Devices, Inc., a Delaware corporation ("Seller"), and Dr. Guenther E. Pfaff, a citizen, resident and domicile of Zug Canton, Switzerland ("Buyer"). (Buyer and Seller each a "Party" and together "Parties").

                                    RECITALS

      Buyer desires to purchase from Seller, on the following terms and conditions, certain newly issued Shares (as defined below) and Warrants (as defined below) of the Seller, from the Seller; a publicly-traded corporation; and

      Seller desires to issue and deliver the Shares and Warrants to Buyer, each on the following terms and conditions, set forth herein.

      NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreement hereinafter expressed, the Parties agree as follows:

                          ARTICLE I - PURCHASE AND SALE

      1.1. THE SHARES. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Seller shall issue and deliver to Buyer free and clear of all security interests, claims, and restrictions, and Buyer shall purchase and accept from Seller, an aggregate of Two Hundred Twenty Thousand (220,000) shares of Convertible Preferred Stock of the Seller having the rights, privileges, and designations set forth on Exhibit A hereto (the "Preferred Shares"). The Preferred Shares shall be convertible into Common Stock (the "Conversion Shares") on the terms and conditions set forth in Exhibit A. The Buyer understands that the Shares and the Conversion Shares, when issued, have not been registered under the Securities Act of 1933, as amended (the "Act") and will bear a legend restricting retransfer in accordance with the Act.

      1.2 WARRANTS. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), the Seller shall issue and deliver to Buyer free and clear of all security interests, claims, and restrictions, and Buyer shall purchase and accept from Seller, an aggregate of Six Hundred Thousand (600,000) Warrants to purchase additional Shares of Common Stock (the "Warrant Shares") of the Seller on the terms, and subject to the conditions, of the form of Warrants (the "Warrants") annexed hereto as Exhibit B hereof. The Buyer understands that neither the Warrants nor the Warrant Shares have been registered under the Act, and that the Warrants, and Warrant Shares when issued, will bear a legend restricting retransfer in accordance with the Act.

      1.3 CONSIDERATION. The consideration that Buyer shall pay, and the Seller shall accept, for the Preferred Shares and Warrants is One Million Five Hundred Thousand (U.S. $1,500,000).

      1.4 CLOSING; COOPERATION. The Closing shall take place at the office of the Seller at 10:00 A.M. local time on December 28, 2000, or, if the conditions to the Closing are not by then satisfied, upon satisfaction of such conditions, the date on which the Closing actually occurs being referred to herein as the "Closing Date." Each Party shall reasonably cooperate, as to matters under such Party's control, in the satisfaction of conditions to the obligations of the Parties at the Closing; provided, that the foregoing shall not require either Party to waive any condition herein to its obligations at the Closing or to incur any substantial cost not otherwise required hereunder.

      1.5 OPTION TO INCREASE SHARES AND WARRANTS. The Buyer shall have the option by written election prior to February 15, 2001 to increase the number of Preferred Shares, and the number of Warrants to be purchased, by it hereunder. The Buyer may purchase an additional 70,000 Preferred Shares and 200,000 Warrants ("Additional Shares and Additional Warrants") for an aggregate Purchase Price of Five Hundred Thousand ($500,000) Dollars. This option may be exercised by the Buyer by delivering its notice of election to exercise such option to the Seller. If the option is exercised at least Twenty-Four (24) hours prior to the Closing Date, the Closing of Additional Shares and Additional Warrants shall take place contemporaneous with the initial Closing. Upon any later election of such Option, the Closing as to the Additional Shares and Additional Warrants shall be scheduled by Seller as soon as reasonably practicable, but not earlier than Seventy-Two (72) hours after notice of election is received, and not later than the fifth (5th) business day following such receipt.

      1.6 DELIVERIES OF SELLER AT CLOSING. Subject to the conditions to Seller's obligations in Article V, at each Closing, Seller shall deliver to Buyer a certificate or certificates evidencing the Preferred Shares and the Warrants duly endorsed or accompanied by a duly executed stock power, together with such other documents identified in Article IV, duly executed by Seller.

      1.7 DELIVERIES OF BUYER AT CLOSING. Subject to the conditions to Buyer's obligations in Article IV, at each Closing, Buyer shall deliver to Seller the Purchase Price by wire transfer of immediately available funds, and the documents identified in Article V, duly executed by Buyer.

              ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof and each of which shall survive the Closing:

      2.1 POWER AND AUTHORITY. The Seller has the power and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

      2.2 SHARES AND WARRANTS. The Preferred Shares, Conversion Shares, Warrants, and Warrant Shares (collectively the "Securities") will be, when issued, fully paid, non-assessable securities of the Seller, free and clear of all security interests, claims, restrictions and voting agreements of any kind. The Seller will transfer good and marketable title to the Shares and Warrants at the Closing, free and clear of all liens, security interests, claims, liens and voting agreements subject to (i) laws of general application relating to specific performance, injunctive relief and other equitable remedies; (ii) applicable laws of general application relating to or affecting creditor rights generally; and (iii) to the extent that the indemnification provisions in
Section 7.2 hereof may be limited by State or Federal Law.

      2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to
(i) laws of general application relating to specific performance, injunctive relief and other equitable remedies; (ii) applicable laws of general application relating to or effecting creditor rights generally; and (iii) to the extent that the indemnification provisions in Section 7.2 hereof may be limited by State or Federal Law.

      2.4 NO VIOLATION; CONSENTS. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated by this Agreement will not (i) contravene any provision of the certificate of incorporation or bylaws of the Seller, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Seller, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against the Seller, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any filings with the Securities and Exchange Commission (the "SEC")required to be made subsequent to the consummation of the transactions contemplated hereunder.

      2.5 CORPORATE EXISTENCE AND QUALIFICATION. The Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; it is duly qualified and in good standing in each foreign jurisdiction where its failure to so qualify would materially adversely effect such entity. The Seller has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

      2.6 CAPITALIZATION. The authorized capital stock of the Seller consists of 30,000,000 shares of common stock, par value $ 0.001 per share, and 3,000,000 shares of preferred stock. As of the date hereof, there are 16,710,509 Common Shares issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable, and no Shares of preferred stock outstanding prior to the transactions contemplated hereunder.

      2.7 PROPERTY AND PERMITS. Except as set forth in the Seller's filings in accordance with the Securities Exchange Act of 1934 (the "Exchange Act") including the Seller's 10-K for the

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fiscal year ended December 31, 1999 and 10-Q for the fiscal quarter ending
September 30, 2000, (collectively the "Filings") the Seller is the sole owner of all right, title, and interest in and to all assets reflected on its most recent balance sheet, free and clear of all mortgages, security interests, claims, restrictions and other encumbrances, except as set forth in the Filings, and there exists no restriction on the use or transfer of such assets or property. No such assets or property are in the possession of others and the Seller holds no property on consignment. The Seller holds all permits, licenses and other approvals necessary to conduct the business in which it is engaged.

      2.8 FINANCIAL INFORMATION. The audited and unaudited financial information set forth in the Filings (the "Financial Information"), and has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"), and fairly presents the financial condition and results of operations of the Seller as of the dates and for the periods presented therein. The books and records of the Seller have been, and are being, maintained in all material respects in accordance with the GAAP.

      2.9 CHANGES SINCE SEPTEMBER, 2000. Except as set forth in the Filings, since September 30, 2000, the Seller has not (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (iv) made or obligated itself to make capital expenditures out of ordinary course of business consistent with past practice; (v) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; or (vi) agreed to do or authorized any of the foregoing.

      2.10 NO BREACH OF LAW OR GOVERNING DOCUMENT. The Seller is not and has not been in default under or in breach or violation of any applicable statute, law, treaty, convention, ordinance, decree, order, injunction, rule, directive, or regulation of any Government ("Law") or the provisions of any Government permit, franchise, or license, or any provision of its certificate of incorporation or its bylaws. The Seller has not received any notice alleging such default, breach or violation. Neither the execution of this Agreement nor the Closing thereof constitute or will constitute or result in any such default, breach or violation.

      2.11 LITIGATION. Except as reflected in the Filings, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or threatened against or by Seller, or any of its properties or assets which alone or in the aggregate would have a material adverse effect upon the Seller, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby. There are no outstanding orders, injunctions, decrees or stipulations issued by any governmental authority in any proceeding to which the Seller is a party which have not been complied with in full or which continue to impose any material obligations on the Seller.

      2.12  INTELLECTUAL PROPERTY.

      (a) Except as disclosed in the Filings, to its knowledge, the Seller is the sole and exclusive owner of each patent, trademark, trade name, service mark, and copyrighted work, and registrations thereof and applications therefor, trade secret, software program, invention, proprietary process, and item of proprietary know-how and other intellectual property necessary for the conduct of its business as currently conducted;

      (b) To its knowledge, the Seller is the exclusive owner of all internally developed prospect lists, customer lists, projections, analyses, and market studies, free and clear of all restrictions whatsoever, and has the unrestricted right to use any other such materials used by the Seller but not internally developed;

      (c) To its knowledge, the ownership, use, licensing, purchase, or sale by or to the Seller of any of the Intellectual Property or of the other technology used in the business of the Seller does not conflict with, contravene, infringe upon, interfere with, or violate any patent, trademark, copyright or other intellectual property right of any third person or require the acquiescence, agreement or consent of any third person; and

      (d) To its knowledge, the Intellectual Property and the other technology used in the business of the Seller are not subject to a challenge or claim of infringement, interference or unfair competition or other claim and, to the knowledge of Seller or the Seller, the Intellectual Property is not being infringed upon or violated by any third person.

      2.15 DISCLOSURE. No representation or warranty by Seller in this Agreement or in any other document or agreement to be delivered hereunder, and no information furnished to Buyer by or on behalf of Seller pursuant to or in connection with this Agreement, contains or will contain as of the Closing Date any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

      2.16 BROKERS; FINDERS. Seller has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

      2.17 RESTRICTIVE DOCUMENTS. Seller is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

              ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and each of which shall survive the Closing:

      3.1 INDIVIDUAL STATUS. Buyer is an individual with the power and authority to enter into this transaction, and execute and deliver this Agreement, perform his obligations hereunder, and to consummate the transactions contemplated hereby. Buyer has taken all action necessary to authorize his execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereunder.

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      3.2   ENFORCEABILITY. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

      3.3 NO VIOLATION. The execution and delivery of this Agreement by Buyer, the performance by Buyer of the obligations hereunder and the consummation by Buyer of the transactions contemplated by this Agreement will not (i) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against Buyer, (ii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against Buyer, (iii) result in or require the creation or imposition of any lien upon or with respect to the Securities being acquired by Buyer, or (iv) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, except any filings with the SEC and other filings required to be made by Buyer subsequent to the consummation of the transaction.

      3.4 FINANCIAL CONDITION. Buyer has sufficient assets to enter into this Agreement and to consummate the transactions contemplated hereby.

      3.5 INVESTMENT EXPERIENCE. The Buyer acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

      3.6 INVESTMENT REPRESENTATION. Buyer is acquiring the Shares for his own account, for investment and without any view to resale or distribution of the Shares or any portion thereof. Buyer acknowledges that the sale of the Securities hereunder has not been registered or qualified under the Act, or under any state securities laws, and that any retransfer of the Shares by the Buyer will accordingly be restricted. The certificates representing the Shares will bear a legend to the effect that the Shares may not be transferred except in a transaction registered or qualified under applicable securities laws or in a transaction exempt from such registration or qualification, as evidenced by an opinion of counsel or other evidence satisfactory to the Seller and its counsel.

            3.6.1 RESTRICTIONS ON TRANSFER. Buyer acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or the Company receives an opinion of counsel satisfactory to the Company that such registration is not required. Buyer is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the stock. In the absence of a prior registration of the Common Shares underlying the securities being sold, the Buyer agrees to be bound by any applicable restrictions, and acknowledges that the Buyer may be required to hold

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the Shares for an indefinite period of time, subject to prior registration of the Common Stock into which the Shares are convertible.

            3.6.2 EXEMPTION FROM REGISTRATION. Buyer further acknowledges that, in the event all of the requirements of Rule 144 are not met, compliance with another registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144, will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, that such persons and the brokers who participate in the transactions do so at their own risk. There is no assurance that any exemption from registration under the Securities Act will be available or, if available, will allow such person to dispose of, or otherwise transfer, all or any portion of the Securities.

      3.7 DISCLOSURE OF INFORMATION. The Buyer has had access to such financial and other information concerning the Seller and the Shares as the Buyer deems necessary in order to make a decision to acquire the Shares, including an opportunity to ask questions of and receive information from the Seller. Neither such inquiries nor any other due diligence investigation conducted by the Buyer shall modify, amend or affect the Buyer's right to rely on the Seller's representations and warranties contained in this Agreement.

      3.8 BROKERS, FINDERS. Buyer has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

      3.9 RESTRICTIVE DOCUMENTS. Buyer is not subject to any agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

                 ARTICLE IV - CONDITIONS TO BUYER'S OBLIGATIONS

      The obligations of Buyer at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (unless waived in writing by Buyer):

      4.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Seller's representations and warranties set forth in Article II shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

      4.2 PERFORMANCE OF AGREEMENT. Seller shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to the Closing.

      4.3 NO ADVERSE CHANGE. There shall have been no material adverse change in the Seller's business, prospects or financial condition between the date hereof and Closing.

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      4.4   CERTIFICATE. Seller shall have delivered to Buyer at the Closing a certificate of Seller, dated the Closing Date, to the effect that the conditions set forth in Sections 4.1, 4.2 and 4.3 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Seller hereunder.

      4.5 REGISTRATION RIGHTS AGREEMENT. Seller shall have entered into, executed and delivered a Registration Rights Agreement, in form and substance satisfactory to Buyer, providing for at least one demand registration of the Conversion Shares and the Warrant Shares, and an unlimited number of piggyback registrations of such Conversion Shares and Warrant Shares.


                 ARTICLE V - CONDITIONS TO SELLER'S OBLIGATIONS

      The obligations of Seller at the Closing shall be subject to the satisfaction at the Closing of the following conditions (unless waived in writing by Seller):

      5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. Buyer's representations and warranties set forth in Article III shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

      5.2 PERFORMANCE OF AGREEMENT. Buyer shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

      5.3 CERTIFICATE. Buyer shall have delivered to Seller at the Closing a certificate of Buyer, dated the Closing Date, to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Buyer hereunder.

      5.4 REGISTRATION RIGHTS AGREEMENTS. Buyer shall have entered into, executed and delivered a Registration Rights Agreement, as provided in Section
4.5 hereof.

                ARTICLE VI - ADDITIONAL COVENANTS OF THE PARTIES

      6.1 CONDUCT OF BUSINESS BEFORE CLOSING. From the date hereof, until Closing, Seller shall (a) cause the business of the Seller to be operating in the ordinary course of business and (b) not take any action which would require a change or addition to or deletion from the disclosures of Seller pursuant to
Article II hereof, without the prior written consent of Buyer.

      6.2 PUBLIC DISCLOSURE. No Party to this Agreement shall make any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other Party, except as required by law. In the event circumstances shall change requiring, in the opinion of either Party, a public release, the Party proposing to make the

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announcement will advise the other in advance and will give the other Party the opportunity to comment on the form of the proposed announcement. Buyer shall not disclose to any third person any confidential information relating to the Seller, without the prior written consent of the Seller. Notwithstanding the foregoing, Buyer may disclose such information, as may be reasonably required, to his attorneys, accountants, and advisors, financial and otherwise, in order to evaluate the investment opportunity presented herein.

      6.3 FURTHER ASSURANCES. From and after each Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

      6.4 DIRECTOR. If Buyer is willing to serve as a member of the Board of Directors of Seller, Seller's existing Directors have advised Buyer of their intentions to elect Buyer to the Seller's Board of Directors promptly following the Closing scheduled hereunder.

                          ARTICLE VII - INDEMNIFICATION

      7.1 SURVIVAL. The respective representations and warranties made by the Parties in Articles II and III and certificates under Sections 4.4 and 5.3 shall survive the Closing Date but the right to bring a claim for indemnification under this Article VII shall expire on the first anniversary of the Closing Date unless a claim with respect thereto shall have been made against the Party responsible for indemnification hereunder (the "Indemnifying Party").

      7.2 INDEMNIFICATION OF BUYER. Seller shall hold Buyer, and each of his advisors ("Buyer Indemnified Persons"), harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Buyer Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Buyer Losses and/or enforcement of this Agreement. ("Buyer Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of any breach or violation of Seller's representations, warranties, covenants, or agreements contained in this Agreement, including provisions of this Article VII.

      7.3 INDEMNIFICATION OF SELLER. Buyer shall hold Seller, its officers, directors, and affiliates ("Seller Indemnified Persons"), harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Seller Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Seller Losses and/or enforcement of this Agreement. ("Seller Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of any breach or violation of Buyer's representations, warranties, covenants, or agreements contained in this Agreement, including provisions of this Article VII.

      7.4 NOTICE OF CLAIM. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Seller seeks indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying Party shall pay the amount of any valid claim not more than thirty days (30) after the Indemnified Party provides notice to the Indemnifying Party of such amount, or otherwise take the entire burden, including all legal fees and expenses, of defending and holding harmless the Indemnified Party against such claim or liability.


                     ARTICLE VIII - MISCELLANEOUS PROVISIONS

      8.1 NOTICE. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or telecopier delivery to the Party for whom it is intended, provided that if delivered by telecopier, a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, bearing the address shown in this Agreement for, or such other address as may be designated in writing hereafter by, such Party:

      8.2 ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

      8.3 ASSIGNMENT; BINDING AGREEMENT. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its successors, and permitted assigns and Seller, its successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be transferred, delegated, or assigned (by operation of law or otherwise) by either of the Parties hereto without the prior written consent of the other Party. Notwithstanding the foregoing, if the Buyer desires that a related person or a related entity purchase the Additional Shares, and Additional Warrants available to Buyer pursuant to Section 1.5 hereof, Seller agrees to cooperate therein, and so contract with the related party or related entity, on the same terms and conditions provided for herein except without election of such related Party to the Sellers Board of Directors.

      8.4 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      8.5 HEADINGS; INTERPRETATION. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

      8.6 EXPENSES. Seller and Buyer shall each pay all costs and expenses incurred by either of them in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys, investment bankers and accountants.

      8.7 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of California, without reference to its conflict of law rules.

      IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

BUYER:

DR. GUENTHER E. PFAFF


__________________________________



SELLER:

NETWORK COMPUTING DEVICES, INC.


By: __________________________________
Name:
Title:

                                    EXHIBIT A

                         NETWORK COMPUTING DEVICES, INC.

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                               OF THE TERMS OF THE
                            SERIES B PREFERRED STOCK

(Pursuant to Section 151 of the General Corporation Law of the State of
Delaware)


     The undersigned President and Chief Executive Officer of Network Computing Devices, Inc., organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the said Board of Directors on December 14, 2000 adopted the following resolution creating a series of 290,000 shares of Preferred Stock designated as Series B Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), a series of Preferred stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1: DESIGNATION AND AMOUNT.

     The shares of such series shall be designated as "Series B Preferred Stock" (the "Series B Preferred Stock"), par value $.001 per share. The number of shares initially constituting the Series B Preferred Stock shall be Two Hundred Ninety Thousand (290,000) Shares.

Section 2: DIVIDENDS AND DISTRIBUTIONS.

          (a) DIVIDENDS. The holders of the Series B Preferred Stock (the "Series B Holders each a Holder") shall be entitled to receive when, as and if declared by the Board of Directors, out of any assets legally available therefor, dividends not less than, and in preference and priority to any payment of, any dividend or distribution on the Common Stock or any other class or series of stock of the Corporation ranking junior to the Series B Preferred Stock and PRO RATA with payment of any dividend on any class or series of stock of the Corporation ranking on a parity with the Series B Preferred Stock as to dividends. Such dividends on the Series B Preferred Stock shall accrue at the rate of forty-one cents ($.41) per share per annum from the date of issuance to the date of payment, based on the actual number of days elapsed, and shall be payable on the payment date fixed by the declaration or, if no payment date is fixed, shall accrue semi-annually on May 31st, and November 30th of each year, and upon any Liquidation (as hereinafter defined).


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


          (b) DISTRIBUTIONS. As used in this Section 2, the term "distribution" shall mean a transfer of cash, property or securities without consideration, whether by way of dividend or otherwise, or the purchase or redemption of shares of the Corporation.

          (c) NECESSARY ACTIONS. The Corporation shall take any and all corporate action necessary to declare and pay the dividends required.

Section 3: LIQUIDATION.

          (a) LIQUIDATION DEFINED. "Liquidation" means any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Corporation in another jurisdiction. A Corporate Transaction (as hereinafter defined) shall be deemed to be a Liquidation. As used herein, "Corporate Transaction" shall mean (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger or reorganization own less than fifty percent (50%) of the Corporation's voting power immediately after such consolidation, merger or reorganization, or (ii) any transaction or series of related transactions approved by the Corporation's Board of Directors in which in excess of fifty percent (50%) of the Corporation's voting power is transferred, or (iii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation.

          (b) RIGHTS. Upon a Liquidation, as hereinabove defined, after payment or provision for payment of the debts and other liabilities of the Corporation, and prior to any distribution to the holders of Series A Participating Preferred Stock or Common Stock of the Corporation, the Series B Holders shall be entitled to receive, out of the remaining assets of the Corporation available for distribution to its stockholders, with respect to each share of Series B Preferred Stock an amount equal to Seven Dollars ($7.00) per Share plus accrued and unpaid dividends, if any, in accordance with Section 3(a) above (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference and any preference that is payable to the holders of Series A Participating Preferred Stock, the holders of Series B Preferred Stock and Common Stock and, to the extent provided for in the Certificate of Incorporation, the Series A Participating Preferred Stock, shall receive their ratable and proportionate share, on a per share and as-converted to Common Stock basis, of the remaining assets to be distributed with respect to such Series B Preferred Stock, Series A Participating Preferred Stock and Common Stock, respectively. If the Corporation has outstanding a class of capital stock ranking on a parity with the Series B Preferred Stock, distributions upon a Liquidation shall be made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon Liquidation, which in the case of the holders of shares of Series B Preferred Stock shall be the Series B Liquidation Preference. If upon any Liquidation the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series B Holders the full Series B Liquidation Preference to which they shall be entitled, the Series B Holders shall share pro rata in any distribution of assets in accordance with such full Series B Liquidation Preference amounts.


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


Section 4: VOTING RIGHTS.

     In addition to other rights provided herein or by law, the Series B Holders shall be entitled to vote on all matters submitted to the stockholders of the Corporation for vote or consent and, except when a single class vote is required, will vote with the holders of Common Stock as one class. Each Series B Holder shall be entitled to one vote per share of Common Stock issuable upon conversion of the shares of Series B Preferred Stock then held by such Series B Holder.

Section 5: CONVERSION.

          (a) RATE. The Series B Shares shall be convertible, at the option of the Series B Holder, at a rate of ten (10) shares of Common Stock for each share of Series B Preferred Stock, subject to appropriate adjustment in the event of any stock split, stock dividend or reverse stock split affecting the Common Stock where the Series B Preferred Stock is not treated in an equivalent manner.

          (b) MECHANICS OF CONVERSION. Upon delivery to the Company of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly endorsed or assigned in blank to the Company (if required by it), the Company shall issue and deliver to or upon the written order of a Series B Holder, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled.

Section 6: REDEMPTION.

     The Series B Preferred Stock may not be redeemed by the Corporation without the consent of the holders of all of the Series B Preferred Stock then outstanding.

Section 7: NO REISSUANCE.

     No shares of Series B Preferred Stock acquired by the Company by reason of exchange, conversion or otherwise shall be reissued and all such shares shall be canceled, retired and eliminated from the shares of Series B Preferred Stock which the Company shall be authorized to issue.

Section 8: PROTECTIVE PROVISIONS.

          (a) REQUIRED CONSENTS. In addition to any other vote or consent required herein or by law, the affirmative vote or written consent of the Series B Holders owning a majority of the outstanding Series B Preferred Stock, voting together as a separate class, shall be necessary for effecting or validating the following actions:

               (i) Any amendment, alteration, repeal, or waiver of any provision of the Certificate of Incorporation of the Company (including the filing of any Certificate of Designations), as in effect from time to time (the "Certificate of Incorporation"), or the Bylaws of the Company, that affects adversely the voting powers, preferences, priorities or other special rights or privileges, qualifications, limitations, or restrictions of the Series B Preferred Stock;


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


               (ii) Any redemption or repurchase of capital stock of the Company (except for acquisitions of Common Stock by the Company under stock option or restricted stock agreements with employees approved by the Board of Directors);

               (iii) Any material disbursement of funds outside of the ordinary course of the Company's business;

               (iv) Any consolidation or merger of the Company with or into any other Company or other entity or person, or the entering into any other corporate reorganization;

               (v) Any termination of the Company's line of business as of the date of the first issuance of Series B Preferred Stock or substitution of an unrelated line of business as its principal focus of the Company's activities;

               (vi) Any voluntary dissolution, liquidation winding-up or partial liquidation of the Company, or any distribution or transaction in the nature of a partial liquidation or distribution, or any sale or other transfer of all or substantially all of the assets of the Company (including shares, or all or substantially all of the assets, of any subsidiary of the Company); or

               (vii) Any increase or decrease in the authorized number of Series B Preferred Stock or in the number of shares of any series or class of the Company's capital stock which is authorized or outstanding.

          (b) FINANCIAL REPORTS. The Company will furnish to the Series B Holders, as soon as practicable, and in any case within 75 days after the end of each fiscal quarter, unaudited quarterly financial statements, and within 90 days after the end of each fiscal year, annual audited financial statements (all prepared in accordance with generally accepted accounting principles consistently applied).

Section 9: NO IMPAIRMENT

     The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock set forth herein, and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Series B Holders against impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may reserve for issuance, and validly and legally issue fully paid and non-assessable Company Shares on the conversion of all Series B Preferred Stock from time to time outstanding.

Section 10: NOTICES.

     All notices, requests and other communications shall be in writing addressed to the Company at its principal office or to the Series B Holders at their addresses appearing on the stock ownership records of the Company and delivered by a nationally recognized overnight


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


mail carrier, certified mail return receipt requested or facsimile. Any notice sent by nationally-recognized overnight mail carrier shall be deemed to be delivered on the expected date of delivery. Any notice sent by certified mail, return receipt requested, shall be deemed to be delivered 3 days after mailing. Any notice sent by facsimile shall be deemed delivered upon the receipt by sender of written confirmation of transmission.


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




     IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this ____day of December, 2000.




                                                ________________________________
                                                Rudolph G. Morin, President
                                                and Chief Executive Officer




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